Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the shell company report on Form 20-F of Nexters Inc. of our report dated June 14, 2021, with respect to the consolidated financial statements of Nexters Global Ltd, which report appears in Amendment No.2 to the registration statement (No. 333-257103) on Form F-4 of Nexters Inc. and to the reference to our firm under the heading “Statement by Experts” in the shell company report on Form 20-F.

/s/ JSC “KPMG”

Moscow, Russia

August 27, 2021